Exhibit 10.2

PLEDGE AND COLLATERAL AGENCY AGREEMENT

made by

INTERACTIVE BROKERS GROUP LLC

and certain of its Subsidiaries

in favor of

JPMORGAN CHASE BANK, N.A., as
Collateral Agent

Dated as of May 19, 2006

TABLE OF CONTENTS

SECTION 1.	DEFINED TERMS	1

1.1.	Definitions	1

SECTION 2.	GRANT OF SECURITY INTEREST	4

SECTION 3.	REPRESENTATIONS AND WARRANTIES	4

3.1.	Title; No Other Liens	4
3.2.	Perfected First Priority Liens	4
3.3.	Jurisdiction of Organization; Chief Executive Office	5
3.4.	Pledged Stock	5

SECTION 4.	COVENANTS	5

4.1.	Delivery of Instruments; Certificated Securities and Chattel Paper	5
4.2.	Maintenance of Perfected Security Interest; Further Documentation	5
4.3.	Changes in Name, etc.	6
4.4.	Notices	6
4.5.	Pledged Stock	6

SECTION 5.	REMEDIAL PROVISIONS	7

5.1.	Pledged Stock	7
5.2.	Proceeds to be Turned Over To Collateral Agent	8
5.3.	Application of Proceeds	8
5.4.	Code and Other Remedies	8
5.5.	Registration Rights	9
5.6.	Deficiency	10

SECTION 6.	THE COLLATERAL AGENT	10

6.1.	Collateral Agent’s Appointment as Attorney-in-Fact, etc.	10
6.2.	Duty of Collateral Agent	11
6.3.	Execution of Financing Statements	12
6.4.	Authority of Collateral Agent	12

SECTION 7.	MISCELLANEOUS	12

7.1.	Amendments in Writing	12
7.2.	Notices	12
7.3.	No Waiver by Course of Conduct; Cumulative Remedies	13
7.4.	Successors and Assigns	13
7.5.	Counterparts	13
7.6.	Severability	13
7.7.	Section Headings	13
7.8.	Integration	13
7.9.	GOVERNING LAW	13
7.10.	Submission To Jurisdiction; Waivers	13

7.11.	Acknowledgments	14
7.12.	Additional Grantors	14
7.13.	Releases	14
7.14.	Limitation on Collateral Agent’s Responsibilities with Respect to IBG Note Holders	15
7.15.	WAIVER OF JURY TRIAL	16
7.16.	Grantors	16

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Pledged Stock
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices

ANNEXES

Annex 1	Form of Acknowledgment and Consent
Annex 2	Form of Assumption Agreement

PLEDGE AND COLLATERAL AGENCY AGREEMENT

PLEDGE AND COLLATERAL AGENCY AGREEMENT, dated as of May 19, 2006, made by INTERACTIVE BROKERS GROUP LLC (the “Borrower”) and each of the other signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMORGAN CHASE BANK, N.A., as Collateral Agent for the Secured Parties (as hereinafter defined) (in such capacity, the “Collateral Agent”), and JPMORGAN CHASE BANK, N.A., as Bank Agent (as hereunder defined).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, pursuant to the Credit Agreement (as hereinafter defined) the Lenders (as hereinafter defined) have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

WHEREAS, pursuant to the Offering Memorandum (as hereinafter defined), the Borrower will from time to time issue senior notes (the “IBG Notes”); and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent (as hereinafter defined) for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1.      Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and the following terms are used herein as defined in the Code (as hereinafter defined): Certificated Security, Chattel Paper and Instruments.

(b)       The following terms shall have the following meanings:

“Agreement”: this Pledge and Collateral Agency Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Bank Agent”: JPMorgan Chase Bank, N.A., a New York banking corporation, in its capacity as administrative agent under the Credit Agreement.

“Bank Collateral”: the collateral pledged pursuant to the Guarantee and Collateral Agreement.

“Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Bank Agent or any Lender (or, in the case of any Specified Swap Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under the Credit Agreement, this Agreement, the other Loan Documents, any Specified Swap Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Bank Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, except for debt securities convertible or exchangeable into such capital stock.

“Code”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Collateral”: as defined in Section 2.

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 5.2 or 5.3.

“Collateral Agent”: JPMorgan Chase Bank, N.A., a New York banking corporation, in its capacity as collateral agent hereunder.

“Credit Agreement”: the Credit Agreement dated as of May 19, 2006, among the Borrower, the Lenders, Harris, N.A., as syndication agent, Citibank, N.A. and HSBC Bank USA, National Association, as co-syndication agents, and the Bank Agent, as the same may be amended, supplemented or otherwise modified from time to time.

“Event of Default”: either an Event of Default (as defined in the Credit Agreement) or an Event of Default (as defined in any IBG Note).

“Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“IBG Note Holders”: the holders from time to time of the IBG Notes.

“IBG Note Obligations”: the collective reference to the unpaid principal of and interest on the IBG Notes and all other obligations and liabilities of the Borrower to the IBG Note Holders under the IBG Notes, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, that may arise under the IBG Notes, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the IBG Note Holders that are required to be paid by the Borrower pursuant to the terms of the IBG Notes or this Agreement.

“Issuers”: the collective reference to each issuer of Pledged Stock that is a Wholly Owned Subsidiary that is a Material Subsidiary.

“Lenders”: the holders from time to time of Borrower Obligations.

“Obligations”: the collective reference to the Borrower Obligations and the IBG Note Obligations.

“Offering Memorandum”: the Confidential Private Offering Memorandum, dated as of April 6, 2006, in respect of the IBG Notes, as the same may be amended, supplemented or otherwise modified from time to time.

“Pledged Stock”: the shares of Capital Stock of any Subsidiary listed on Schedule 2 required to be pledged hereunder, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Subsidiary (other than any voting rights in respect of any broker-dealer) that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any first tier Foreign Subsidiary of any Grantor be deemed to be pledged hereunder (and in no event shall any of the Capital Stock of any other Foreign Subsidiary of such Grantor be deemed to be pledged hereunder).

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Code and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions or payments with respect thereto.

“Required Note Holders”: at any time, IBG Note Holders holding more than 50% of the IBG Notes then outstanding.

“Secured Parties”: the collective reference to the Lenders, the Bank Agent, the Collateral Agent and the IBG Note Holders.

“Securities Act”: the Securities Act of 1933, as amended.

(c)       Other Definitional Provisions. (i) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(ii)       The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(iii)      Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2. GRANT OF SECURITY INTEREST

Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties (and in the case of Specified Swap Agreements, Affiliates of Lenders), a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a)       all Pledged Stock;

(b)       to the extent not otherwise included, all Proceeds and products of any and all of the Pledged Stock;

provided, however, that notwithstanding any of the other provisions set forth in this Section 2, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained (after the commercially reasonable efforts of the relevant Grantor) of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained (after the commercially reasonable efforts of the relevant Grantor) under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

3.1.      Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties (and in the case of Specified Swap Agreements, Affiliates of Lenders) pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No Grantor has filed, consented to or authorized the filing of any financing statement or other public notice with respect to all or any part of the Collateral in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties (and in the case of Specified Swap Agreements, Affiliates of Lenders), pursuant to this Agreement or as are permitted by the Credit Agreement.

3.2.      Perfected First Priority Liens. When financing statements and the other filings specified on Schedule 3 in appropriate form are filed in the offices specified in Schedule 3 and the Pledged Stock been delivered to the Collateral Agent, as required (assuming continued possession by the Collateral Agent of such certificates and that such certificates are located in the United States), this

Agreement will be effective to create, in favor of the Collateral Agent, for the ratable benefit of the Secured Parties (and in the case of Specified Swap Agreements, Affiliates of Lenders), a valid and perfected security interest under the Code in all of the respective right, title and interest of each Grantor in, to and under the Collateral, as collateral security for payment of the Obligations to the extent perfection can be achieved by filing Uniform Commercial Code financing statements and delivering Pledged Stock and such security interest will be prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement.

3.3.      Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

3.4.      Pledged Stock. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b)       All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c)       Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Liens permitted by the Credit Agreement.

SECTION 4. COVENANTS

Each Grantor covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Revolving Commitments shall have terminated:

4.1.      Delivery of Instruments: Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

4.2.      Maintenance of Perfected Security Interest: Further Documentation. (a) Such Grantor shall maintain the security interest in the Collateral created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 with respect to the Collateral and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b)       Such Grantor will furnish to the Collateral Agent and the Secured Parties from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.

(c)       At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such additional financing or continuation statements (or other filings as reasonably necessary) and deliver any additional Pledged Stock or take such further actions as necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect to the Pledged Stock, as required, as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

4.3.      Changes in Name, etc. Such Grantor will not, except upon 15 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 3.3 or (ii) change its name.

4.4.      Notices. Such Grantor will advise the Collateral Agent and the Secured Parties promptly, in reasonable detail, of the occurrence of any event set forth in Section 5.7(d) of the Credit Agreement.

4.5.      Pledged Stock. (a) If such Grantor shall become entitled to receive or shall receive, pursuant to Section 5.8 of the Credit Agreement, any certificate, option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Subject to the terms of the Credit Agreement, any sums paid upon or in respect of the Pledged Stock upon any liquidation or dissolution which is not permitted under the Credit Agreement of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital which is not permitted under the Credit Agreement shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof which in any such case is not permitted under the Credit Agreement, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock which is required by this Section 4.5 to be paid or delivered over to the Collateral Agent shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b)       In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 5.1(c) and 5.5 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.1(c) or 5.5 with respect to the Pledged Stock issued by it.

SECTION 5. REMEDIAL PROVISIONS

5.1.      Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Collateral Agent’s reasonable judgment, would impair the Collateral or which would constitute or result in a Default or Event of Default under the Credit Agreement, this Agreement or any other Loan Document.

(b)       If an Event of Default shall occur and be continuing and the Collateral Agent shall have given three Business Days notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Collateral Agent may determine, and (ii) any or all of the Pledged Stock shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)       Each Grantor hereby authorizes and instructs each Issuer of Pledged Stock pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Stock directly to the Collateral Agent. The provisions of this paragraph (c) shall not apply in respect of any Issuer that is a Regulated Entity unless the Borrower, in its reasonable judgment, determines that such provisions would not have an adverse regulatory, financial or accounting effect on such Issuer, and the Borrower agrees to use its best efforts to make a determination as to whether such provisions would have such an effect reasonably promptly following the Closing Date or the date on which the Pledged Stock of such Issuer is pledged hereunder, as the case may be. The Borrower shall promptly notify the Collateral Agent of any such determination and if such determination is that such provisions would not have such an effect cause such Issuer to execute and deliver to the Collateral Agent an Acknowledgment and Consent in the form of Annex 1 attached hereto.

5.2.      Proceeds to be Turned Over To Collateral Agent. If an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near- cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.3.

5.3.      Application of Proceeds. (a) At such intervals as may be agreed upon by the Borrower and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account in payment of the Obligations in the following order:

First, to all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements of counsel to the Collateral Agent;

Second, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Collateral Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Fourth, any balance remaining after the Obligations shall have been paid in full and the Revolving Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

(b)       For purposes of making the allocations specified in Section 5.3(a) in respect of IBG Note Obligations, the Collateral Agent shall rely upon information provided to it by the Borrower. All payments to the IBG Note Holders hereunder shall be made to an account notified to the Collateral Agent by the Borrower.

5.4.      Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Code, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

5.5.      Registration Rights. (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 5.4, and if in the reasonable opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for only so long as is necessary to permit the sale and distribution of the Pledged Stock, or that portion thereof to be sold, not to exceed a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to use its commercially reasonable efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)       Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such a private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)       Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.5 valid and binding and in compliance in all material respects with any and all other applicable Requirements of Law. Each Grantor further agrees that a material breach of any of the covenants contained in this Section 5.5 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

5.6.      Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

SECTION 6. THE COLLATERAL AGENT

6.1.      Collateral Agent’s Appointment as Attorney-in-Fact etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)        in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to the Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due with respect to the Collateral whenever payable;

(ii)       pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iii)      execute, in connection with any sale provided for in Section 5.4 or 5.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv)      (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (4) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (5) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (6) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b)       If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)       The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)       Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2.      Duty of Collateral Agent. The Bank Agent hereby appoints the Collateral Agent to act as collateral agent for the Lenders as set forth herein, and by its purchase of an IBG Note, each IBG Note Holder will be deemed to have appointed the Collateral Agent to act as collateral agent for the IBG Note Holders as set forth herein. Subject to the other provisions hereof, the Collateral Agent hereby acknowledges that it has accepted such appointment. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party, any Affiliate of any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantors for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. The parties hereto agree that the Collateral Agent, in its capacity as such, shall have all the benefits, rights and indemnification accorded the Bank Agent as set forth in Article VIII of the Credit Agreement to the same extent as if the provisions thereof were set forth herein mutatis mutandis (it being understood that nothing in this Agreement or any other Loan Document shall be deemed to obligate the IBG Note Holders to make payments on account of, or create any liability in respect of or recourse to them under, any such indemnification provisions, and the IBG Note Holders are not parties to any agreement providing any of the foregoing obligations, liabilities or recourse).

6.3.      Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

6.4.      Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Grantors shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 7. MISCELLANEOUS

7.1.      Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreement; provided that (A) in no event shall Section 5.3(a) hereof be waived, amended, supplemented or otherwise modified without the consent of the Bank Agent and (B) no amendment (x) to Section 5.3 (a) or the definition of “Obligations” or “IBG Note Obligations” that changes, in a manner materially adverse to the interests of the IBG Note Holders, the pari passu application of payments between the IBG Note Obligations and the Bank Obligations as set forth therein or (y) this clause (B) shall become effective until the earlier of (1) the first date thereafter upon which no IBG Note Obligations are outstanding and (2) the date on which consent thereto of the IBG Note Holders so affected has been obtained (it being understood that neither changes to the amount or nature of the Bank Obligations, the addition of obligations to the definition of “Obligations”, nor the addition of or modification to items set forth in Section 5.3(a) other than clauses (ii) and (iii) thereof shall constitute a change subject to the foregoing effectiveness provision).

7.2.      Notices. All notices, requests and demands to or upon the Collateral Agent, the Bank Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreement; provided that any such notice, request or demand to or upon (i) any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1 and (ii) the Collateral Agent or the

Bank Agent shall be addressed to such party at JPMorgan Chase Bank, N.A., 1111 Fannin Street, Floor 10, Houston, TX 77002, Attention: Heba Ahmad (Telecopy: 713-750-2223; Telephone: 713-750-3512).

7.3.      No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4.      Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

7.5.      Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.6.      Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.7.      Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.8.      Integration. This Agreement, the outstanding IBG Notes, the Offering Memorandum and the other Loan Documents to which the Grantors are party represent the agreement of the Grantors and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein.

7.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.10.    Submission To Jurisdiction; Waivers. Each party to this Agreement hereby irrevocably and unconditionally:

(a)       submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New

York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)       consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)       agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 7.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)       agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)       waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

7.11.    Acknowledgments. Each Grantor hereby acknowledges that:

(a)       it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)       neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)       no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

7.12.    Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.8 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 2 hereto.

7.13.    Releases. (a) At such time as the Borrower Obligations (other than Borrower Obligations in respect of Specified Swap Agreements) and the IBG Note Obligations (to the extent that other indebtedness has been secured by the Pledged Stock on an equal and ratable basis under the IBG Notes) shall have been paid in full and the Revolving Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Following any such termination, each Grantor is hereby authorized to file UCC termination statements without the signature of the Collateral Agent or any Secured Party. At the sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor, or to any other Person reasonably believed by the Collateral Agent to be entitled thereto, any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor, or such other Person, such documents as such Grantor, or such other Person, shall reasonably request to evidence such termination.

(b)       If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by each of the Credit Agreement and the IBG Notes, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the in the event that all the Capital Stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by each of the Credit Agreement and the IBG Notes; provided that the Borrower shall have delivered to the Collateral Agent, at least ten days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with each of the Credit Agreement and the other Loan Documents and the IBG Notes.

7.14.    Limitation on Collateral Agent’s Responsibilities with Respect to IBG Note Holders, (a) The obligations of the Collateral Agent to the IBG Note Holders hereunder shall be limited solely to (i) holding the Collateral for the ratable benefit of the IBG Note Holders for so long as (A) any IBG Note Obligations remain outstanding and (B) any IBG Note Obligations are secured by such Collateral, (ii) subject to the instructions of the Required Lenders or the Required Note Holders, enforcing the rights of the IBG Note Holders in their capacities as Secured Parties in respect of Collateral and (iii) distributing any proceeds received by the Collateral Agent from the sale, collection or realization of the Collateral to the IBG Note Holders in respect of the IBG Note Obligations in accordance with the terms of this Agreement. The IBG Note Holders shall not be entitled to exercise (or direct the Collateral Agent to exercise) any rights or remedies hereunder with respect to the IBG Note Obligations, including without limitation, the right to receive any payments, enforce their security interest in the Collateral, request any action, institute proceedings, give any instructions, make any election, make collections, sell or otherwise foreclose on any portion of the Collateral or execute any amendment, supplement, or acknowledgment hereof, except that the Required Note Holders may, upon the occurrence and during the continuance of an Event of Default under any of the IBG Notes, direct the Collateral Agent to enforce the security interest in the Collateral or otherwise exercise its rights and remedies hereunder, provided that (x) the Collateral Agent shall be entitled to be, subject to Section 8.7 of the Credit Agreement, first indemnified and exculpated to its satisfaction by or on behalf of the IBG Note Holders before it is required to take any action to so enforce its security interest or otherwise exercise its rights and remedies and (y), in the event of a conflict between any direction received by it from the Required Lenders or on their behalf and any direction from the Required Note Holders, the Collateral Agent shall be entitled to take no action or to exercise its own judgment in its sole discretion after consulting with representatives thereof. This Agreement shall not create any liability of the Collateral Agent or the Lenders to the IBG Note Holders by reason of actions taken with respect to the creation, perfection or continuation of the security interest in the Collateral, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral or action with respect to the collection of any claim for all or any part of the IBG Note Obligations from any party or the valuation, use or protection of the Collateral. By acceptance of the benefits under this Agreement, the IBG Note Holders will be deemed to have acknowledged and agreed that the provisions of the preceding sentence are intended to induce the Lenders to permit such Persons to be Secured Parties under this Agreement and are being relied upon by the Lenders as consideration therefor.

(b)       The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Borrower of the IBG Note Obligations.

(c)       The Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or willful misconduct.

(d)       The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a notice of Event of Default or a notice from a Grantor or the Secured Parties to the Collateral Agent in its capacity as Collateral Agent indicating that an Event of Default has occurred. The Collateral Agent shall have no obligation either prior to or after receiving such notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

(e)       Notwithstanding anything to the contrary herein, nothing in this Agreement shall or shall be construed to (i) result in the security interest in the Collateral not securing the IBG Note Obligations less than equally and ratably with the Borrower Obligations pursuant to the Offering Memorandum to the extent required or (ii) modify or affect the rights of the IBG Note Holders to receive the pro  rata share specified in Section 5.3(a) of any proceeds of any collection or sale of the Collateral.

(f)        The parties hereto agree that the IBG Note Obligations and the Borrower Obligations are, and will be, equally and ratably secured with each other by the Liens on the Collateral, and that it is their intention to give full effect to the equal and ratable provisions of the Offering Memorandum, as in effect on the date hereof.

7.15.    WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

7.16.    Grantors. Notwithstanding anything contained in this Agreement to the contrary, no Foreign Subsidiary or Excluded Regulated Subsidiary shall be deemed to be a Grantor hereunder.

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Collateral Agency Agreement to be duly executed and delivered as of the date first above written.

INTERACTIVE BROKERS GROUP LLC

By:	/s/ Paul J. Brody
Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Collateral Agent and as Bank Agent

By:	/s/ Robert Anastasio
Title: Vice President

SIGNATURE PAGE TO PLEDGE AND COLLATERAL AGENCY AGREEMENT